Exhibit 23


            Consent of Independent Registered Public Accounting Firm


Candies, Inc.
New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-96985, 333-116716 and 333-120581) and on Form
S-8 (Nos.333-27655,  333-49178, 333-68906 and 333-75658) of Candies, Inc. of our
reports dated March 18, 2005, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.




/s/ BDO Seidman, LLP

BDO Seidman, LLP
New York, New York

March 31, 2005